                                 EXHIBIT 10.14

                                AMENDMENT NO. 7
                            TO EMPLOYMENT AGREEMENT


                 AGREEMENT dated as of May 15, 1995 between ________________("Employee") and Chemed Corporation (the
"Company").

                 WHEREAS, Employee and the Company have entered into an Employment Agreement dated as of May 2, 1988 and amended May 15, 1989, May 21, 1990, May 20, 1991, May 18, 1992, May 17, 1993 and May 16, 1994
("Employment Agreement"); and

                 WHEREAS, Employee and the Company desire to further amend the Employment Agreement in certain respects.

                 NOW, THEREFORE, Employee and the Company mutually agree that the Employment Agreement shall be amended, effective as of May 15, 1995, as follows:

         A. The date, amended as of May 16, 1994, set forth in Section 1.2 of the Employment Agreement, is hereby deleted and the date of May 3, 2000 is hereby substituted therefor.

         B.      The base salary amount set forth in the first sentence of
                 Section 2.1 of the Employment Agreement is hereby deleted and the base salary amount of $________ per annum is hereby substituted.

         C. The amount of unrestricted stock award recognized in lieu of incentive compensation in 1994 is $____________.

         D. Section 3.1(b) is hereby deleted and Section 3.1(c) is renumbered as Section 3.1(b) reading as follows:
                 Section 3.1(b) The termination by the Company of the Employee's employment for Cause pursuant to Section 3.3. The termination by the Company of Employee's employment hereunder for any reason other than those specified in paragraphs (a) and (b) above shall hereinafter be referred to as a termination "Without Cause". Any disability of an Employee shall not be grounds for termination.

         E.      Section 3.2 is hereby deleted.

                 Except as specifically amended in this Amendment No. 7 to Employment Agreement, the Employment Agreement, as amended, shall continue in full force and effect in accordance with its terms, conditions and provisions.

                 IN WITNESS WHEREOF, the parties have duly executed this amendatory agreement as of the date first above written.

                                   EMPLOYEE

                                   _____________________


                                   CHEMED CORPORATION

                                   _____________________

                          SCHEDULE TO EXHIBIT 10.14

                                                               Current
                                    Current     Current (a)  Expiration
                                  Salary and    Stock Award    Date of
Name and Position            Age     Bonus     Compensation   Agreement
-----------------            ---  ----------   ------------  ----------
K. J. McNamara                42   $246,000       $18,025     5/3/2000
President                            35,750

P. C. Voet                    49    264,500        88,219     5/3/2000
Executive Vice President             85,000

T. C. Hutton                  45    147,700        11,069     5/3/2000
Vice President                       15,200

T. S. O'Toole                 40    150,000        33,217     5/3/2000
Executive Vice President             22,300
and Treasurer

D. M. Laney                   54    112,500          --       5/3/2000
Vice President                       17,200

S. E. Laney                   52    148,000        20,025     5/3/2000
Senior Vice President                32,500
and Chief Administrative
Officer

A. V. Tucker                  46     98,500         4,112     5/3/2000
Vice President and                   16,000
Controller

____________________________

(a) Amount of unrestricted stock award recognized in lieu of incentive compensation in 1994.